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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 16, 2000 (except with respect to the matters discussed in Note 3, as to which the date is March 16,
2000) included herein and to all references to our firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

August 7, 2000